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Exhibit 1

         4,500,000 Shares

AFTERMARKET TECHNOLOGY CORP.

COMMON STOCK PAR VALUE $.01 PER SHARE

UNDERWRITING AGREEMENT

July 29, 2002

                      July 29, 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

        Certain stockholders named in Schedule I hereto (the "Selling Stockholders") of Aftermarket Technology Corp., a Delaware corporation (the "Company"), severally propose to sell to Morgan Stanley & Co. Incorporated (the "Underwriter"), an aggregate of 4,500,000 shares of the Common Stock, par value $.01 per share of the Company (the "Shares"), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto. The shares of Common Stock, par value $.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

  (a)
  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company's knowledge, threatened by the Commission.

  (b)
  (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

  (c)
  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

  (d)
  Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for pledges pursuant to the Company's senior credit facility under the terms described in the Prospectus.

  (e)
  This Agreement has been duly authorized, executed and delivered by the Company.

  (f)
  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

  (g)
  The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable.

  (h)
  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational documents of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may have already been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

  (i)
  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

  (j)
  There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

  (k)
  Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

  (l)
  The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

  (m)
  Except as disclosed in the Registration Statement or as would not have, singularly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or otherwise would not require disclosure in the Registration Statement, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations, and (ii) (A) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and, to the best of the Company's knowledge, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future, (B) there is no pending, or, to the best of the Company's knowledge, threatened claim, action, investigation or written notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any of its subsidiaries now or in the past, or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims"), and (C) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law. The Company and each of its subsidiaries, as appropriate, (i) has in the ordinary course of business conducted reviews of the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which, or as a result of which, the Company evaluated potential costs and liabilities including, without limitation, those relating to the cleanup or closure of properties or compliance with Environmental Laws or permits, licenses or approvals, related constraints on operating activities, and potential liabilities to third parties, and (ii) have conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of the Company and each of its subsidiaries, and of certain other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such review, investigations and inquiries, the Company has reasonably concluded that, except as disclosed in the Registration Statement, any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or otherwise require disclosure in the Registration Statement.

  (n)
  Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

        2.    Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriter that:

  (a)
  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

  (b)
  The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the partnership agreement of such Selling Stockholder (if such Selling Stockholder is a partnership) or the trust instrument of such Selling Stockholder (if such Selling Stockholder is a trust) or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may have already been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

  (c)
  Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

  (d)
  The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder except as to enforceability (i) to the extent the provisions relating to indemnification or contribution may be contrary to public policy or (ii) to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or general principles of equity.

  (e)
  Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

  (f)
  Such parts of the Registration Statement under the caption "Selling Stockholders" which specifically relate to such Selling Stockholder do not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.    Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from such Selling Stockholder at $18.70 a share (the "Purchase Price") the number of Shares set forth in Schedule I hereto opposite the name of such Selling Stockholder.

        The Company hereby agrees, on its own behalf and on behalf of each stockholder of the Company listed on Schedule II hereto (the "Subject Stockholders"), that, without the prior written consent of the Underwriter, it will not and each Subject Stockholder will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing or (B) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, the Company, on behalf of each Subject Stockholder, agrees that, without the prior written consent of the Underwriter, each Subject Stockholder will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Company agrees to give notice to each Subject Stockholder bound by the foregoing "lock-up" agreement pursuant to Section 4(c) of Exhibit D to that certain Stockholders Agreement, dated as of August 2, 1994, as amended, among the Aftermarket Technology Holdings Corp. (which was subsequently merged with and into the Company) and certain of its stockholders, optionholders and warrantholders (the "Stockholders Agreement").

        Each Selling Stockholder hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        4.    Terms of Public Offering. The Selling Stockholders are advised that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $19.00 a share (the "Public Offering Price").

        5.    Payment and Delivery. Payment for the Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on August 1, 2002, or at such other time on the same or such other date, in any event not later than August 1, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

        Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

        6.    Conditions to Obligations. The several obligations of the Selling Stockholders to sell the Shares to the Underwriter and the obligation of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

          The obligations of the Underwriter are subject to the following further conditions:

  (a)
  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

  (i)
  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

  (ii)
  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

  (b)
  The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer or a vice president of the Company and the chief financial officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

        The officers signing and delivering such certificate may each rely upon the best of his or her knowledge as to proceedings threatened.

  (c)
  The Underwriter shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

  (i)
  the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene, to the best of such counsel's knowledge, any material statute, order, rule or regulation known to such counsel to be generally applicable to transactions of the type contemplated by this Agreement of any federal or state court or governmental agency or body having jurisdiction over the

      Company or any of its subsidiaries or any of their property or assets, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under any such statute, order, rule or regulation for the performance by the Company of its obligations under this Agreement, except such as may have been obtained as of the date hereof and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

    (ii)
    the statements (A) in the Prospectus under the captions "Description of Capital Stock" and "Underwriters" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

    (iii)
    such counsel does not have actual knowledge of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

    (iv)
    the Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

    (v)
    such counsel is of the opinion that (1) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that it has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that it has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (d)
  The Underwriter shall have received on the Closing Date an opinion of Joseph Salamunovich, in-house counsel for the Company, dated the Closing Date, to the effect that:

  (i)
  the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

    (ii)
    each subsidiary of the Company, other than subsidiaries which, in the aggregate, do not account for more than 10% of any of the total assets, revenues or earnings of the Company in any of the three prior fiscal years, has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

    (iii)
    the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

    (iv)
    the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable;

    (v)
    all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for pledges pursuant to the Company's senior credit facility under the terms described in the Prospectus;

    (vi)
    this Agreement has been duly authorized, executed and delivered by the Company;

    (vii)
    the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

    (viii)
    such counsel does not have actual knowledge of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

    (ix)
    such counsel is of the opinion that (1) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that he has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that he has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (e)
  The Underwriter shall have received on the Closing Date an opinion of counsel for each Selling Stockholder reasonably acceptable to you, dated the Closing Date, to the effect that:

  (i)
  this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

  (ii)
  the execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of such Selling Stockholder will not contravene any provision of applicable law known to such counsel to be generally applicable to transactions of the type contemplated by the Underwriting Agreement or the organizational documents of such Selling Stockholder that is an entity or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may have been obtained as of the date hereof and such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

  (iii)
  such Selling Stockholder has valid title to the Shares to be sold by it and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by it;

  (iv)
  the Custody Agreement and the Power of Attorney of such Selling Stockholder have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder except as to enforceability (i) to the extent the provisions relating to indemnification or contribution may be contrary to public policy or (ii) to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or general principles of equity; and

  (v)
  assuming that the Underwriter purchases the Shares being sold by such Selling Stockholder at the Closing Date for value and without notice of any "adverse claim" (as defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect at the Closing Date in the State of New York ("NYUCC")) with respect to the Shares being sold by such Selling Stockholder at the Closing Date, upon delivery by the Custodian in accordance with this Agreement of the certificates representing the Shares being sold by such Selling Stockholder at the Closing Date, either registered in the name of the Underwriter or effectively endorsed to the Underwriter in blank, the Underwriter will be a "protected purchaser" (as defined in Section 8-303 of the NYUCC) with respect to the Shares being purchased by the Underwriter, and the Underwriter will acquire the interests of the Shares being sold by such Selling Stockholder (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in the Shares being sold by it) free of any "adverse claim" (within the meaning of Section 8-102(a)(1) of the NYUCC).

  (f)
  The Underwriter shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 6(d)(vi), 6(d)(vii), 6(c)(ii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(v) (other than with respect to documents incorporated by reference in the Registration Statement and Prospectus) above.

          With respect to the last paragraph of Section 6(c) and Section 6(d) above, Gibson, Dunn & Crutcher LLP, Joseph Salamunovich and Sidley Austin Brown & Wood, as the case may be, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Sections 6(e) above, counsel for the Selling Stockholders may rely upon other opinions of counsel and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) counsel shall state in their opinion that they are justified in relying on each such other opinion.

          The opinions described above, other than in Section 6(f), shall be rendered to the Underwriter at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

  (g)
  The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

  (h)
  The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

  (i)
  The Company shall have given the Subject Stockholders notice of the "lock-up" agreement set forth in the third paragraph of Section 3 of this Agreement.

  (j)
  The Stockholders Agreement, substantially in the same form as it is as of the date hereof, shall be in full force and effect on the Closing Date.

        7.    Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

  (a)
  To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

  (b)
  Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

  (c)
  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

  (d)
  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not so subject.

  (e)
  To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        8.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon except for any of the foregoing relating to Shares sold by Selling Stockholders, which shall be the obligation of the respective Selling Stockholders, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

        The provisions of this Section 8 shall not, as among the Company and the Selling Stockholders only, supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

        9.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

  (b)
  Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Underwriter and each person, if any who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder.

  (c)
  The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

  (d)
  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (e)
  To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  (f)
  The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  (g)
  The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        10.    Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, any general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        11.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

        12.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        13.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        14.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,
Aftermarket Technology Corp.
By:	/s/ JOSEPH SALAMUNOVICH Name: Joseph Salamunovich Title: Vice President
The Selling Stockholders named in Schedule I hereto, acting severally
By:	/s/ JOSEPH SALAMUNOVICH Attorney-in-Fact
Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
By:	/s/ TREVOR R. BURGESS Name: Trevor R. Burgess Title: Vice President

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  Exhibit 1